Exhibit 23.5

GYT(P)/HLO/89065 (Cor. Fin.)

gordon.tsang@sw-hk.com

(852) 2157 5504

(852) 2533 2504

18 February 2025

Garden Stage Limited

30th Floor, China Insurance Group Building

141 Des Voeux Road Central

Central, Hong Kong

Dear Sir or Madam,

Re:	Consent Letter in relation to Garden Stage Limited

We consent to the references to our firm under the captions “Risk Factors”, “Legal Matters” and “Enforceability of Civil Liabilities” in connection with the registration statement of Garden Stage Limited (the “Company”) on Form F-3, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “SEC”) on February 18, 2025 under the U.S. Securities Act of 1933 (as amended). We also consent to the filing with the SEC of this consent letter as an exhibit to the Registration Statement.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Stevenson, Wong & Co.
Stevenson, Wong & Co.